EXHIBIT 99.1

CPI Corp.
news for immediate release  FOR RELEASE August 22, 2006

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES 2006 SECOND QUARTER GROWTH
IN SALES, EARNINGS AND EBITDA

•	2006 second quarter and first half EPS improve to $0.10 and $0.39 versus 2005 loss per diluted share of ($0.38) and ($0.65)

•	2006 second quarter and first half sales increase 3% and 5%, respectively, compared to comparable periods of 2005

•	Trailing twelve month adjusted EBITDA improves to $46.5 million in 2006 second quarter compared to $29.5 million in the second quarter of 2005

•	2006 first half capital spending totaled $1.7 million and is projected to be less than $4.5 million for the 2006 year

               St. Louis, MO, August 22, 2006 - CPI Corp. (NYSE - CPY) today reported earnings per share of $0.10 per diluted share for the 12-week second quarter ended July 22, 2006 compared to a ($0.38) loss per diluted share in the comparable quarter of fiscal 2005. As a result of the completion of the Company’s Dutch Auction self-tender offer in February 2006, diluted weighted average shares outstanding declined to 6.4 million shares for the 2006 second quarter from 7.8 million shares in the comparable quarter of the prior year. Net income for the same periods increased to $640,000 in 2006 from a ($3.0) million net loss in 2005.

               Net sales for the second quarter of 2006 increased $1.6 million or 3% to $56.3 million from the $54.7 million reported in the second quarter of 2005. This increase resulted from a 32% increase in average sale per customer sitting partially offset by a 22% decrease in customer sittings. On a comparable studio basis, representing studios open at least twelve months, the second quarter sales growth totaled 2.0%.

               The Company believes that its significant increase in average sale per customer sitting is principally attributable to its customers’ positive response to the differentiated value proposition created in the digital studio environment, higher priced and added value upsell offers which were implemented in the second half of 2005, and suppression of mailings to low-spending customers. The digital conversion, in particular, has enabled the Company to improve the customer experience and offer an expanded assortment of higher value, new and specialty products and services including, for example, various digitally enhanced products, portraits on CD, and on-site printing.

               The rate of sittings decline experienced in the second quarter of 2006 compared to the comparable quarter of 2005 was largely the expected result of higher pricing in the first and second quarters of 2006 versus the prior year as a result of the continuation of price changes initiated by the Company beginning in the second half of 2005 in connection with the digital conversion. The sittings decline is also significantly attributable to the Company’s decision to reduce marketing directed at customer segments deemed to be marginal and unprofitable.

Preliminary net sales for the first four weeks of the third quarter ended August 19, 2006 are equivalent to the comparable period ended August 20, 2005. These results are attributable to an 18% increase in average sale offset by a 15% decline in customer sittings.

The Company anticipates that both the rate of sittings decline and the rate of average transaction growth will moderate in the second half of 2006 as the Company faces easier sittings comparisons and, correspondingly, more difficult average transaction comparisons in the second half of 2006 compared to the second half of 2005.

Income from operations for the second quarter of 2006 was $1.5 million compared to a loss of ($4.6) million in the comparable quarter of 2005. The $6.1 million increase in income from operations is primarily the result of a $1.6 million increase in sales coupled with decreases in cost of sales ($1.6 million), selling, general and administrative expenses ($778,000), depreciation and amortization ($730,000) and other charges and impairments ($1.3 million).

The decrease in cost of sales, despite higher sales, resulted principally from lower overall production levels due to the decline in sittings, improved manufacturing productivity resulting from experience gained from operating in a full digital environment in 2005 and savings on film and shipping costs that resulted from the completion of the digital conversion in the second half of 2005. These decreases were partially offset by additional costs incurred related to increased same-day, in-studio fulfillment of portrait orders and increased sales of large format, specialty products not previously available in the analog film environment.

Selling, general and administrative expenses decreased primarily as a result of reduced advertising spending of $964,000, reduced travel related to the 2005 digital conversion of $230,000 and reductions totaling $356,000 in various other expense categories resulting from the Company’s on-going cost containment efforts. The decreased second quarter advertising spend resulted from the on-going implementation of new marketing strategies developed in the second half of 2005 designed to improve the efficiency and productivity of the Company’s customer acquisition and retention activities. Specifically, by devising new segmentation methods that better utilize its customer database and third-party information, the Company has been able to reduce and reallocate its marketing dollars to more efficient direct marketing vehicles. These decreases were partially offset by an increase of $253,000 in sales commissions paid to Sears resulting from higher sales and an increase in the employee medical insurance costs of $499,000 principally related to higher claims in 2006 compared to historically low claims in the second quarter of 2005.

The decrease in depreciation and amortization is principally attributable to the slow down in capital spending in the fourth quarter of 2005 and the first two quarters of 2006 following the significant digital investment made in 2004 and first three quarters of 2005.

The decrease in other charges and impairments is principally the result of charges incurred in 2005 related to executive retirements.

Capital Expenditure Update

As a result of the completion of the digital conversion of all its U.S. studios in 2005, the Company anticipates significantly reduced capital spending in 2006. Through the first half of 2006, capital expenditures totaled $1.7 million and are projected to be less than $4.5 million for the full 2006 year.

Exploration of Strategic Alternatives

On May 30, 2006, CPI announced that its Board of Directors had begun a process to explore strategic alternatives to enhance shareholder value including, but not limited to, a potential sale of the Company. The Company said it had retained Peter J. Solomon Company as its financial advisor in this process, which it expects will take several months.

While the process continues, there can be no assurance that a transaction will result, and the Company does not intend to disclose developments regarding its exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction.

# # # # #

The Company will host a conference call and audio webcast on Wednesday, August 23, at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

The webcast can be accessed on the Company’s own site at www.cpicorp.com as well as www.earnings.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 4646037. The replay will be available through August 30 by phone and for 30 days on the Internet.

# # # # #

CPI is a portrait photography company offering photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. The Company also operates searsphotos.com, the vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. We try to identify forward-looking statements by using words such as “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend,” and similar expressions. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: the Company’s dependence on Sears, the approval of our business practices and operations by Sears, the termination, breach or increase of the Company’s expenses by Sears or Sears Canada under our license agreements, customer demand for the Company’s products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, the impact of the Company’s strategic alternative process on its business, implementation of marketing and operating strategies, and other risks as may be described in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 4, 2006. The Company does not undertake any obligations to update any of these forward-looking statements.

Tables to follow…

CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	12 Weeks	Vs	12 Weeks	24 Weeks	Vs	24 Weeks	52 Weeks	Vs	52 Weeks
thousands, except per share amounts	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005

Net sales	$56,345		$54,724	$116,014		$110,528	$297,469		$288,847

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	6,261		7,880	12,087		15,345	31,871		37,882

Selling, general and administrative expenses	44,400		45,178	90,540		92,309	220,325		223,451
Depreciation and amortization	4,046		4,776	8,232		9,049	19,135		17,887
Other charges and impairments	143		1,467	534		1,576	1,725		3,750
	54,850		59,301	111,393		118,279	273,056		282,970

Income (loss) from continuing operations	1,495		(4,577)	4,621		(7,751)	24,413		5,877
Interest expense	559		409	1,124		860	1,943		1,909
Interest income	103		145	160		320	537		996
Loss from extinguishment of debt	-		-	-		-	529		-
Impairment and related obligations of preferred
security interest	-		-	(300)		-	(300)		9,789
Other income, net	27		37	67		209	105		321

Income(loss) from continuing operations before
income tax expense (benefit)	1,066		(4,804)	4,024		(8,082)	22,883		(4,504)
Income tax expense (benefit)	426		(1,787)	1,540		(3,007)	8,936		1,164

Net income (loss) from continuing operations	640		(3,017)	2,484		(5,075)	13,947		(5,668)
Net loss from discontinued operations, net of
income tax benefit	-		-	-		-	-		(9)

Net income (loss)	$640		$(3,017)	$2,484		$(5,075)	$13,947		$(5,677)

Net income (loss) per common share - diluted
From continuing operations	$0.10		$(0.38)	$0.39		$(0.65)	$1.94		$(0.73)
From discontinued operations	-		-	-		-	-		(0.00)
Net income (loss) - diluted	$0.10		$(0.38)	$0.39		$(0.65)	$1.94		$(0.73)

Net income (loss) per common share - basic
From continuing operations	$0.10		$(0.38)	$0.39		$(0.65)	$1.94		$(0.73)
From discontinued operations	-		-	-		-	-		(0.00)
Net income (loss) - basic	$0.10		$(0.38)	$0.39		$(0.65)	$1.94		$(0.73)

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,369		7,850	6,374		7,830	7,194		7,789
Basic	6,342		7,850	6,354		7,830	7,173		7,789

CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(Unaudited)

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
thousands	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005

Capital expenditures	$626		$7,535	$1,670		$13,735	$8,170		$16,452

EBITDA is calculated as follows:
Net earnings (loss) from continuing operations	640		(3,017)	2,484		(5,075)	13,947		(5,668)
Income tax expense (benefit)	426		(1,787)	1,540		(3,007)	8,936		1,164
Interest expense/loss from debt extinguishment	559		409	1,124		860	2,472		1,909
Depreciation and amortization	4,046		4,776	8,232		9,049	19,135		17,887
Other non-cash charges	25		15	340		234	614		2,101

EBITDA (1) & (5)	$5,696		$396	$13,720		$2,061	$45,104		$17,393

Adjusted EBITDA (2)	$5,839		$1,863	$13,954		$3,637	$46,529		$29,467

EBITDA margin (3)	10.11%		0.72%	11.83%		1.86%	15.16%		6.02%

Adjusted EBITDA margin (4)	10.36%		3.40%	12.03%		3.29%	15.64%		10.20%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
thousands	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005

EBITDA	$5,696		$396	$13,720		$2,061	$45,104		$17,393
EBITDA adjustments:
Accruals related to accelerated vesting of
supplemental retirement plan benefits
and guaranteed bonuses for 2004	-		-	-		-	-		165
Impairment charges	-		254	179		254	492		254
Reserves for severance and related costs	16		75	85		208	1,282		456
Executive retirements/repositioning	21		1,099	164		1,099	236		1,099
Consent solicitation costs	-		-	-		-	-		(30)
Contract terminations and settlements	-		39	-		15	(391)		341
Cost associated with sale of company	106		-	106		-	106		-
Impairment reserve and related obligations
of preferred security interest	-		-	(300)		-	(300)		9,789

Adjusted EBITDA	$5,839		$1,863	$13,954		$3,637	$46,529		$29,467

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION (Continued)
(Unaudited)

(5)	As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks	24 Weeks	Vs.	24 Weeks	52 Weeks	Vs.	52 Weeks
thousands	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005	July 22, 2006		July 23, 2005

EBITDA	$5,696		$396	$13,720		$2,061	$45,104		$17,393
Income tax (expense) benefit	(426)		1,787	(1,540)		3,007	(8,936)		(1,164)
Interest expense	(559)		(409)	(1,124)		(860)	(2,472)		(1,909)
Adjustments for items not requiring cash:
Deferred income taxes	433		(1,517)	1,392		(2,501)	6,245		(7,383)
Deferred revenues and related costs	(2,130)		(2,826)	(1,319)		(1,620)	(3,555)		(3,869)
Impairment reserve and related obligations
of preferred security interest	-		-	(300)		-	(300)		9,789
Other, net	862		1,052	1,645		1,717	3,394		944
Decrease (increase) in current assets	3,079		2,548	2,553		667	4,031		138
Increase (decrease) in current liabilities	(797)		169	(2,693)		(2,638)	(10,704)		48
Increase (decrease) in current income taxes	(47)		(362)	716		(592)	(301)		10,020

Cash flows from continuing operations	$6,111		$838	$13,050		$(759)	$32,506		$24,007

CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands	July 22, 2006	July 23, 2005

Assets

Current assets:
Cash and cash equivalents	$8,098	$14,824
Other current assets	28,971	33,313
Net property and equipment	34,379	46,013
Other assets	13,867	21,608

Total assets	$85,315	$115,758

Liabilities and stockholders' equity (deficit)

Current liabilities	$54,904	$67,987
Long-term obligations	11,718	8,486
Other liabilities	23,531	22,359
Stockholders' equity (deficit)	(4,838)	16,926

Total liabilities and stockholders' equity (deficit)	$85,315	$115,758